THIRD AMENDMENT TO
                                    CREDIT AGREEMENT


                                         Among


                             ALLEGHENY TELEDYNE INCORPORATED
                                     as the Borrower


                         THE FINANCIAL INSTITUTIONS PARTY THERETO
                                     as the Lenders


                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                                 THE CHASE MANHATTAN BANK
                                     MELLON BANK, N.A.
                                            and
                              PNC BANK, NATIONAL ASSOCIATION
                                     as Managing Agents


                                            and


                              PNC BANK, NATIONAL ASSOCIATION
                        as the Documentation and Administrative Agent



                                        Dated as of

                                       March 30, 1999











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                       THIRD AMENDMENT TO CREDIT AGREEMENT


                  THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Third Amendment") made as of March 30, 1999, to that certain Credit Agreement dated as of August 30, 1996 as amended by the First Amendment to Credit Agreement dated as of August 31, 1997 and the Second Amendment to Credit Agreement dated as of March 24, 1998 (the Credit Agreement together with the exhibits and schedules thereto and all modifications, amendments, extensions, renewals, substitutions or replacements prior to the date hereof, the "Existing Agreement") among the FINANCIAL INSTITUTIONS listed on the signature pages hereto and each other financial institution which from time to time becomes a party hereto in accordance with Section 9.6a (individually a "Lender" and collectively the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE CHASE MANHATTAN BANK, MELLON BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION as Managing Agents (individually a "Managing Agent" and collectively the "Managing Agents")and PNC BANK, NATIONAL ASSOCIATION, a national banking association, Documentation and Administrative Agent for the Lenders (in such capacity the "Agent").

                                   WITNESSETH:

                  WHEREAS, the Borrower and the initial Lenders, the Managing Agent and the Agent entered into the Existing Agreement pursuant to which the Lenders made certain financial accommodations available to the Borrower including a Revolving Credit Commitment;

                  WHEREAS, the Borrower and the Lenders, the Managing Agents and the Agent desire to amend the Existing Agreement as set forth herein.

                  NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the Borrower and the Bank with the intent to be legally bound hereby, agree that the Existing Agreement shall be amended as follows:

                                    ARTICLE I

                        AMENDMENTS TO EXISTING AGREEMENT

                  Section 1.01. Additional Definitions. Section 1.1 of the Existing Agreement is hereby amended such that the following definition shall be added thereto in the appropriate alphabetical order:

                           "ATI Funding" means ATI Funding Corporation, a Delaware corporation.

                           "Teledyne Industries" means Teledyne Industries, Inc., a California corporation.

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

                          "Third Amendment" means the Third Amendment to Credit Agreement among the Borrower, the Lenders, the Managing Agents and the Agent dated as of March 30, 1999.

                           "Third Amendment Effective Date" shall mean
         March 30, 1999.

                  Section 1.02. Amendment to Section 4.11. Section 4.11 of the Existing Agreement is amended and restated in its entirety to read as follows:

         Section 4.11 Ownership of ALC, ATI, OREMET, Teledyne Industries and TI. On and after the Third Amendment Effective Date (i) the Borrower shall be the legal and beneficial owner of and shall retain all voting rights relating to all of the issued and outstanding capital stock of ATI Funding and (ii) ATI Funding shall be the legal and beneficial owner of and shall retain all voting rights relating to all of the issued and outstanding capital stock of each of ALC and OREMET. Until such time as TI merges with and into the Borrower in accordance with the terms of Section 5.6, the Borrower shall be the legal and beneficial owner of and shall retain all voting rights relating to all of the issued and outstanding capital stock of TI. Upon the merger of TI with and into the Borrower in accordance with the terms of Section
         5.6 with the Borrower being the surviving Person, the Borrower shall be the legal and beneficial owner of and thereafter during the term hereof shall retain all voting rights relating to all of the issued and outstanding capital stock of Teledyne Industries.

                  Section 1.03. No Other Amendments or Waivers. The amendments to the Existing Agreement set forth in Sections 1.01 and 1.02 inclusive above do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this Third Amendment, the provisions of the Existing Agreement. The amendments set forth in Sections 1.01 and 1.02 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Lenders or the Agent under the Existing Agreement with respect to any such violation. Nothing in this Third Amendment shall be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders' or the Agents' exercise of any of their respective rights and remedies under the Existing Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.

                                   ARTICLE II

                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS

                  Section 2.01 Incorporation by Reference. As an inducement to the Lenders to enter into this Third Amendment, the Borrower hereby repeats herein, for the benefit of the Lenders, the representations and warranties made by the Borrower in Sections 3.1 through 3.15, inclusive, of the Existing Agreement, as amended hereby, except that for purposes

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

hereof such representations and warranties shall be deemed to extend to and cover this Third Amendment.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  Section 3.01. Conditions Precedent. Each of the following shall be a condition precedent to the effectiveness of this Third Amendment:

                  (i) The Lenders shall have received, on or before the Third Amendment Effective Date, duly executed counterpart originals of this Third Amendment.

                  (ii) The following statements shall be true and correct on the Third Amendment Effective Date:

                           (A) except to the extent modified in writing by the
Borrower heretofore delivered to the Lenders, the representations and warranties made pursuant to Section 2.01 of this Third Amendment and in the other Loan Documents are true and correct on and as of the Third Amendment Effective Date as though made on and as of such date in all material respects;

                           (B) no Event of Default or event which with the
giving of notice or passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this Third Amendment;(C) the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Existing Agreement and the other Loan Documents.

                                   ARTICLE IV

                               GENERAL PROVISIONS

                  Section 4.01. Ratification of Terms. Except as expressly amended by this Third Amendment, the Existing Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed in all material respects.

                  Section 4.02. References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Third Amendment in connection with the Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Existing Agreement without making specific reference to this Third Amendment, but nevertheless all such references shall include this Third Amendment unless the context requires otherwise. From and after the Third Amendment Effective Date, all references in the Existing Agreement and

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

each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Existing Agreement as amended hereby.

                  Section 4.03. Counterparts. This Third Amendment may be executed in different counterparts, each of which when executed by the Borrower and a Lender shall be regarded as an original, and all such counterparts shall constitute one Third Amendment.

                  Section 4.04. Capitalized Terms. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Existing Agreement, as amended hereby.

                  Section 4.05. Governing Law. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

                  Section 4.06. Headings. The headings of the sections in this Third Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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



                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Third Amendment to be duly executed by their proper and duly authorized officers the day first above written.


                                       ALLEGHENY TELEDYNE INCORPORATED


                                             /s/ R. S. Park
                                       By______________________________________

                                             R. S. Park
                                       Name____________________________________

                                             Vice President, Treasurer
                                       Title___________________________________



PNC BANK, NATIONAL ASSOCIATION,        BANK OF AMERICA NATIONAL
as Lender, Managing Agent and Agent    TRUST AND SAVINGS ASSOCIATION, as Lender
                                       and Managing Agent

      /s/ David B. Gookin                    /s/ Lisa S. Donoghue
By_______________________________      By______________________________________

      David B. Gookin                        Lisa S. Donoghue
Name_____________________________      Name____________________________________

      Vice President                         Senior Vice President
Title____________________________      Title___________________________________



THE CHASE MANHATTAN BANK,              MELLON BANK, N.A.,
as Lender and Managing Agent           as Lender and Managing Agent

      /s/ James H. Ramage                    /s/ Peter K. Lee
By_______________________________      By______________________________________

      James H. Ramage                        Peter K. Lee
Name_____________________________      Name____________________________________

      Vice President                         Vice President
Title____________________________      Title___________________________________



THE BANK OF NEW YORK                   MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK

      /s/ Robert J. Joyce                    /s/ Robert Bottamedi
By_______________________________      By______________________________________

      Robert J. Joyce                        Robert Bottamedi
Name_____________________________      Name____________________________________

      Vice President                         Vice President
Title____________________________      Title___________________________________

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                        [CONTINUATION OF SIGNATURE PAGE]



NATIONSBANK, N.A.                      THE TORONTO-DOMINION BANK


      /s/ Lisa S. Donoghue
By_______________________________      By______________________________________

      Lisa S. Donoghue
Name_____________________________      Name____________________________________

      Senior Vice President
Title____________________________      Title___________________________________



BANK OF TOKYO-MITSUBISHI TRUST         FIRST UNION NATIONAL BANK, COMPANY
                                       Successor by merger to CoreStates
                                       Bank, NA


      /s/ Stephanie B. Geesey                /s/ Donna J. Emhart
By_______________________________      By______________________________________

      Stephanie B. Geesey                    Donna J. Emhart
Name_____________________________      Name____________________________________

      Vice President                         Vice President
Title____________________________      Title___________________________________



THE FIRST NATIONAL BANK OF             NATIONAL CITY BANK OF PENNSYLVANIA
CHICAGO

      /s/ Kenneth J. Kramer                  /s/ Michael A. Heinricher
By_______________________________      By______________________________________

      Kenneth J. Kramer                      Michael A. Heinricher
Name_____________________________      Name____________________________________

      Vice President                         Assistant Vice President
Title____________________________      Title___________________________________


                                       UBS AG Stamford Branch, a successor to
THE FUJI BANK LIMITED, NEW YORK        UNION BANK OF SWITZERLAND, NEW YORK
BRANCH                                 BRANCH

                                             /s/ Paul R. Morrison
By_______________________________      By______________________________________

                                             Paul R. Morrison
Name_____________________________      Name____________________________________

                                             Executive Director
Title____________________________      Title___________________________________


                                             /s/ Harry Welten
                                       By______________________________________

                                             Harry Welten
                                       Name____________________________________

                                             Assistant Vice President
                                       Title___________________________________

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